EX.n.1

COLUMBIA ACORN TRUST

Amended and Restated Plan pursuant to Rule 18f-3(d)

under the Investment Company Act of 1940

The series (each a “Fund”) of Columbia Acorn Trust (the “Trust”) as set forth in Schedule I attached hereto may from time to time issue one or more of the following classes of shares as authorized by the board of trustees of the Trust (the “Board”) and as provided for herein: Class A shares, Class B shares, Class C shares, Class Z shares, Class I shares, Class R shares, and Class R5 shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the prospectus and statement of additional information (“SAI”) for shares of that class, as from time to time in effect. The differences in expenses among these classes of shares and the conversion and exchange features of each class of shares are set forth below. These differences are subject to change by action of the Board, to the extent permitted by law and by the Agreement and Declaration of Trust and By-laws of the Trust, each as amended. This Plan, as amended and restated, shall be effective as of May 1, 2011.

CLASS A SHARES

Class A shares of each Fund are offered at net asset value (“NAV”) plus the initial sales charges described in the Fund’s prospectus and SAI for Class A shares, as from time to time in effect. Initial sales charges may not exceed 5.75%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the “1940 Act”) and as described in each Fund’s prospectus and SAI for Class A shares, as from time to time in effect.

Class A shares bought before September 3, 2010 without an initial sales charge in accounts aggregating $1 million to $50 million at the time of purchase that are redeemed within one year of the time of purchase are subject to a contingent deferred sales charge (“CDSC”) of 1.00% of either the purchase price or the NAV of the shares at the time of redemption, whichever is less.

Class A shares bought after September 3, 2010 without an initial sales charge in accounts aggregating $1 million to $50 million at the time of purchase that are redeemed within 18 months of the time of purchase are subject to a CDSC that is charged as follows:

•	1.00% of either the purchase price or the NAV of the shares at the time of redemption, whichever is less, on shares redeemed within 12 months of purchase; and

•	0.50% of either the purchase price or the NAV of the shares at the time of redemption, whichever is less, on shares redeemed more than 12, but less than 18, months after purchase.

Subsequent Class A share purchases that bring the value of an account above $1 million (but less than $50 million), if redeemed within 18 months of the date of purchase, are subject to a CDSC of 1.00% or 0.50%, as applicable, of either the purchase price or the NAV of the shares at the time of redemption, whichever is less. The period for purposes of calculating the Class A shares CDSC begins on the first day of the month in which the purchase was made. For purposes of applying the CDSC, the Fund will first redeem any shares that are not subject to a CDSC, followed by those held for the longest period of time. Class A shares purchased with reinvested dividends and other distributions are not subject to an initial sales charge or CDSC. The CDSC does not apply to certain accounts, as described in each Fund’s prospectus and SAI for Class A shares, as from time to time in effect. The CDSC may be reduced or waived by each Fund in certain circumstances as permitted by Rule 6c-10 under the 1940 Act, and as described in the Fund’s prospectus and SAI for Class A shares, as from time to time in effect.

Class A shares of each Fund pay a service fee pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”) as described in each Fund’s prospectus and SAI for Class A shares, as from time to time in effect. Such fee may be in an amount up to but may not exceed 0.25% per annum of the average daily net assets attributable to Class A shares.

Class A shares pay all transfer agency fees and expenses, and any other expenses, specifically allocable to Class A shares.

Class A shares of a Fund may be exchanged, without the payment of a sales charge, at the holder’s option, for Class A shares (and in some cases, certain other classes) of any other Fund and for Class A shares of any other fund advised by Columbia Management Investment Advisers, LLC and distributed by Columbia Management Investment Distributors, Inc. (the “Distributor”) (together with the Funds, each a “Columbia Fund”) that offers Class A shares, except to the extent such an exchange is limited by the prospectus of the other Columbia Fund for Class A shares, as from time to time in effect. Class A shares of a Fund also may be exchanged, without the payment of a sales charge, at the holder’s option, for Class Z shares of the same Fund (provided that such Fund offers Class Z shares) if the holder of the Class A shares is determined to be eligible to invest in Class Z shares as set forth in that Fund’s prospectus, as from time to time in effect.

No CDSC shall be charged on the exchange of Class A shares of a Fund for Class A shares of another Columbia Fund. If the Class A shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Columbia Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged.

CLASS B SHARES

Each Fund no longer permits purchases of Class B shares. Additional Class B shares of each Fund, which are offered at NAV, without an initial sales charge, will be issued only to existing Class B shareholders in connection with:

•	the reinvestment of dividends and/or capital gain distributions on Class B shares of the same Fund; and

•

exchanges of Class B shares of another Columbia Fund (not including another series of the Trust), as may be permitted by a Columbia Fund’s prospectus for Class B shares, as from time to time in effect, and as described below.

Class B shares of a Fund that are redeemed within the period of time after purchase (not more than 6 years) specified in the Fund’s prospectus and SAI for Class B shares, as from time to time in effect, are subject to a CDSC of up to 5.00% of either the purchase price or the NAV of the shares at the time of redemption, whichever is less; such percentage may be lower for certain Funds, and declines the longer the shares are held, all as described in the Fund’s prospectus and SAI for Class B shares, as from time to time in effect. For purposes of applying the CDSC, the Fund will first redeem any shares that are not subject to a CDSC, followed by those held for the longest period of time. Class B shares purchased with reinvested dividends and other distributions are not subject to a CDSC, nor are amounts representing appreciation in the value of, income earned on, or capital gains paid by Class B shares. The CDSC on shares of each Fund may be reduced or waived in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act, and as described in the Fund’s prospectus and SAI for Class B shares, as from time to time in effect.

Class B shares of each Fund pay distribution and service fees pursuant to a Rule 12b-1 Plan as described in the Fund’s prospectus and SAI for Class B shares, as from time to time in effect. Such fees may be in amounts up to but may not exceed, respectively, 0.50% and 0.25% per annum of the average daily net assets attributable to Class B shares.

Class B shares pay all transfer agency fees and expenses, and any other expenses specifically allocable to Class B shares.

Class B shares of a Fund automatically convert to Class A shares of the same Fund eight years after purchase, except that Class B shares purchased through the reinvestment of dividends and other distributions on Class B shares convert to Class A shares in the same percentage as the amount of Class B shares otherwise being converted.

Class B shares of a Fund may be exchanged, without the payment of a sales charge, at the holder’s option, for Class B shares (and in some cases, certain other classes) of any other Columbia Fund (not including another series of the Trust) that offers Class B shares, except to the extent such an exchange is limited by the prospectus of the other Columbia Fund, as from time to time in effect. The holding period for determining the CDSC and the conversion to Class A shares for the Class B shares received in the exchange will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Columbia Fund in which the original investment was made. Class B shares of a Fund also may be exchanged, without the payment of a sales charge, at the holder’s option, for Class Z shares of the same Fund (provided that such Fund offers Class Z shares) if the holder of the Class B shares is determined to be eligible to invest in Class Z shares as set forth in that Fund’s prospectuses, as from time to time in effect.

CLASS C SHARES

Class C shares of each Fund are offered at NAV without an initial sales charge. Class C shares that are redeemed within one year of purchase may be subject to a CDSC of 1.00% of either the purchase price or the NAV of the shares at the time of redemption, whichever is less. The period for purposes of calculating the Class C shares CDSC begins on the first day of the month in which the purchase was made. For purposes of applying the CDSC, the Fund will first redeem any shares that are not subject to a CDSC, followed by those held for the longest period of time. Class C shares purchased with reinvested dividends or other distributions are not subject to a CDSC, nor are amounts representing appreciation in the value of, income earned on, or capital gains paid by Class C shares. The CDSC on shares of each Fund may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act, and as described in the Fund’s prospectus and SAI for Class C shares, as from time to time in effect.

Class C shares pay distribution and service fees pursuant to a Rule 12b-1 Plan as described in the each Fund’s prospectus and SAI for Class C shares, as from time to time in effect. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to Class C shares.

Class C shares pay all transfer agency fees and expenses, and any other expenses, specifically allocable to Class C shares.

Class C shares of a Fund may be exchanged, at the holder’s option, for Class C shares (and in some cases, certain other classes) of any other Columbia Fund that offers Class C shares. If the Class C shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Columbia Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged. Class C shares of a Fund also may be exchanged, without the payment of a sales charge, at the holder’s option, for Class Z shares of the same Fund (provided that such Fund offers Class Z shares) if the holder of the Class C shares is determined to be eligible to invest in Class Z shares as set forth in that Fund’s prospectuses, as from time to time in effect.

CLASS Z SHARES

Class Z shares of each Fund are offered at NAV, without an initial sales charge, Rule 12b-1 fee or CDSC. Class Z shares of a Fund may be exchanged, without the payment of a sales charge, at the holder’s option, for Class Z shares of any other Columbia Fund offering Class Z shares, or for Class A shares of any other Columbia Fund not offering Class Z shares and offering Class A shares, except to the extent such exchange is limited by the prospectus of the other Columbia Fund for Class Z shares or Class A shares, as the case may be, as from time to time in effect. Class Z shares of a Fund held by another mutual fund (fund of funds) investing in the Fund also may be exchanged, without the payment of a sales charge, at the holder’s option, for Class I shares of any other Columbia Fund offering Class I shares, except to the extent such an exchange is limited by the prospectus of the other Columbia Fund for Class I shares, as from time to time in effect. Class Z shares pay all transfer agency fees and expenses, and any other expenses, specifically allocable to Class Z shares.

CLASS I SHARES

Class I shares of each Fund offering such class are offered at NAV, without an initial sales charge, Rule 12b-1 fee or CDSC. Class I shares of a Fund may not be exchanged, except through the Distributor and as otherwise described in the Fund’s prospectus and SAI for Class I shares, as from time to time in effect. Class I shares do not pay any transfer agency fees or expenses. Class I shares pay any other expenses specifically allocable to Class I shares.

CLASS R SHARES

Class R shares of each Fund offering such class are offered at NAV, without an initial sales charge or CDSC. Class R shares pay distribution fees pursuant to a Rule 12b-1 Plan as described in the Fund’s prospectus and SAI for Class R shares, as from time to time in effect. Such fees may be in amounts up to but may not exceed 0.50% per annum of the average daily net assets attributable to such class.

Class R shares of a Fund may be exchanged, without the payment of a sales charge, at the holder’s option, for Class R shares of any other Columbia Fund offering Class R shares, except to the extent such exchange is limited by the prospectus of the other Columbia Fund for Class R shares, as from time to time in effect, and provided that such other Columbia Fund is available to participants of the applicable retirement or other plan. Class R shares pay all transfer agency fees and expenses, and any other expenses, specifically allocable to Class R shares.

CLASS R5 SHARES

Class R5 shares of each Fund offering such class are offered at NAV, without an initial sales charge, Rule 12b-1 fee or CDSC. Class R5 shares of a Fund may be exchanged, without the payment of a sales charge, at the holder’s option, for Class R3, Class R4 or R5 shares of any other Columbia Fund. Class R5 shares pay all transfer agency fees and expenses, and any other expenses, specifically allocable to Class R5 shares.

Last Approved by the Board of Trustees: December 15, 2010

SCHEDULE I

Share Classes Offered by the Columbia Acorn Funds

	Class A	Class B	Class C	Class Z	Class I	Class R¿	Class R5¿
Columbia Acorn Fund	X	X*	X	X	X**
Columbia Acorn International	X	X*	X	X	X**	X	X***
Columbia Acorn USA	X	X*	X	X	X**
Columbia Acorn Select	X	X*	X	X	X**
Columbia Acorn International Select	X	X*	X	X	X**
Columbia Thermostat Fund	X	X*	X	X
Columbia Acorn European Fund¿¿	X		X	X	X
Columbia Acorn Emerging Markets Funds¿¿	X		X	X	X

*	The Funds no longer accept investments from new or existing investors in Class B shares. Additional Class B shares of the Fund will be issued only in connection with the reinvestment of dividends and/or capital gain distributions in Class B shares of the Fund by the Fund’s existing Class B shareholders.
**	Class I shares of the Funds are available only to other funds (i.e., fund of fund investments).
***	Columbia Acorn International will not accept investments from new investors in Class R5 shares.
¿	This Rule 18f-3 Plan as it applies to Class R shares will be effective upon commencement of operations of Class R shares.
¿¿	This Rule 18f-3 Plan as it applies to Columbia Acorn European Fund and the Columbia Acorn Emerging Markets Fund is effective on or about the date of the initial effectiveness of a post-effective amendment to the Trust’s registration statement on Form N-1A relating to the Funds.

Last approved by the Board of Trustees: December 15, 2010